FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     MEDICAL STAFFING NETWORK HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  65-0865171
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                 901 Yamato Road
                                    Suite 110
                              Boca Raton, FL 33431
                    (Address of principal executive offices)


Title of each class to be so registered:     Name of each exchange on which each
                                             class is to be registered:

Common Stock, par value $.01 per share       New York Stock Exchange

        Securities to be registered pursuant to Section 12(b) of the Act:

                     Common Stock, par value $.01 per share
                                (Title of Class)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-82438

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.
------    --------------------------------------------------------

     The Registrant incorporates herein by reference the section entitled "Description of Capital Stock" contained in the Prospectus portion of the Registrant's Registration Statement on Form S-1 File No. 333-82438, (the "Form S-1") as filed by the Registrant under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") on February 8, 2002, amended by Amendment No. 1 on March 15, 2002 and Amendment No. 2 on April 1, 2002 (the "Registration Statement") and any subsequent amendments thereto.

Item 2.   Exhibits
-------   --------

     Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


MEDICAL STAFFING NETWORK HOLDINGS, INC.

Date: April 11, 2002

By: /s/ Robert J. Adamson
    ------------------------------
    Name:  Robert J. Adamson
    Title: President and Chief Executive Officer